NEWS RELEASE

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:

Investor Inquiries:
Leonard Borow
President and Chief Operating Officer
(516) 694-6700

AEROFLEX
REPORTS RECORD SECOND QUARTER SALES
GAAP AND PRO FORMA NET INCOME INCREASED 18% AND 12% FROM PRIOR YEAR

PLAINVIEW, NEW YORK, February 5, 2007 -- Aeroflex Incorporated (Nasdaq Symbol: ARXX), today announced operating results for its fiscal 2007 second quarter which ended December 31, 2006.

	Quarter Ended December 31,
	2006	2005	% Increase

Sales (in millions)	$145.3	$135.2	8%
Diluted earnings per share
GAAP	$0.12	$0.10	20%
Pro forma	$0.16	$0.14	14%

Pro forma gross profit margins were 47.2%, compared to 47.8% last year and pro forma operating income of $18.4 million increased 7% compared to last year. The second quarter pro forma results exclude the following items from net income per diluted share:

	Quarter Ended December 31,
	2006	2005

Amortization of acquired intangibles	$0.03	$0.03
Share based compensation	0.01	0.01
Total EPS impact	$0.04	$0.04

On a GAAP basis, gross profit margins for the fiscal 2007 second quarter were 47.2% compared to 47.8% last year. Operating income for the fiscal 2007 second quarter increased 15% compared to last year. Net income for the fiscal 2007 second quarter amounted to $9.2 million, or $0.12 per diluted share, compared with $7.8 million, or $0.10 per diluted share, last year representing a per share increase of 20%. The quarterly results were impacted by:

•
a $3.2 million ($2.1 million after tax or $0.03 per share) charge for amortization of acquired intangibles in fiscal 2007, compared to $3.4 million ($2.1 million after tax or $0.03 per share) in fiscal 2006, and

•	a $1.0 million ($670,000 after tax or $0.01 per share) charge for share based compensation in fiscal 2007, compared to $1.4 million ($860,000 after tax or $0.01 per share) in fiscal 2006.

For the six months ended:

	December 31,
	2006	2005	% Increase

Sales (in millions)	$282.1	$260.8	8%
Diluted earnings from
continuing operations:
GAAP	$0.22	$0.16	38%
Pro forma	$0.29	$0.26	12%

Pro forma gross profit margins were 46.9%, compared to 47.8% last year and pro forma operating income of $34.0 million increased 10% compared to last year. The six months ended December 31, 2006 pro forma results exclude the following items:

	2006	2005

Acquisition-related items:
Amortization of intangibles	$0.05	$0.06
Adjustments to inventory	-	0.01
Share based compensation	0.02	0.03
Restructuring charges	-	-
Total EPS impact	$0.07	$0.10

On a GAAP basis, gross profit margins for the first half of fiscal 2007 were 46.9% compared to 47.3% last year. Operating income for the first half of fiscal 2007 increased 31% compared to last year. Net income for the first half of fiscal 2007 amounted to $16.3 million, or $0.22 per diluted share, compared with $12.3 million, or $0.16 per diluted share, last year representing a per share increase of 38%. The first half results were impacted by:

•
a $6.4 million ($4.2 million after tax or $0.05 per share) charge for amortization of acquired intangibles in fiscal 2007, compared to $6.9 million ($4.3 million after tax or $0.06 per share) in fiscal 2006;

•	a fiscal 2006 charge of $1.1 million ($685,000 after tax or $0.01 per share) for an acquisition related inventory adjustment (for which there was no comparable item in the current fiscal year);
•	a $2.0 million ($1.3 million after tax or $0.02 per share) charge for share based compensation in fiscal 2007, compared to $3.5 million ($2.1 million after tax or $0.03 per share) in fiscal 2006; and
•	a $100,000 ($65,000 after tax or $0.00 per share) charge in fiscal 2007 for restructuring costs (for which there was no comparable expense in the prior year).

Operating cash flow for the six months was approximately $9.1 million. During the six months, approximately 1.8 million shares of our common stock were repurchased for $17.2 million, leaving approximately 1.2 million shares to be repurchased under the Board’s most recent authorization. In October 2006, $9.2 million was paid in a final determination of the Racal acquisition earn-out. This amount has been added to goodwill.

“Our second quarter performance positions us well for another solid year,” said Len Borow, President and Chief Operating Officer. “Organic sales growth was 8% and the $0.16 pro forma EPS represented a 14% increase over last year. Both segments of our business performed well as the first half book-to-bill ratio was 1.05 to 1.0. We head into the remainder of the fiscal year with a backlog of $254 million.”

Our estimate of operating results for the March 2007 quarter is as follows:

•	net sales are expected to be approximately $152 million to $154 million, and
•
pro forma earnings per diluted share are anticipated to be $0.17. Pro forma earnings exclude estimated amortization of acquired intangibles, share based compensation and restructuring costs of a combined $0.05 per diluted share. GAAP net income per diluted share is anticipated to be $0.12.

Restructuring activity initiated in the Wireless division in the third quarter of fiscal 2007 is expected to cost approximately $1.4 million ($0.01 per diluted share) for severance costs and generate annual savings of approximately $4.6 million.

Our conference call discussing second quarter results is scheduled for 8:30 a.m. (New York time) on February 6, 2007 and can be accessed by dialing 800-510-9661 in the United States and by dialing 617-614-3452 outside of the United States. The participant passcode is 37816342. There will be a replay of the conference call beginning one hour after the call’s conclusion and will be available for one week. The replay can be accessed by dialing 888-286-8010 within the United States and by dialing 617-801-6888 outside of the United States. The access code for both telephone numbers is 23059870. This call is being webcast by CCBN and can be accessed at Aeroflex’s website at www.aeroflex.com. This webcast will be archived on that site for one year. In conjunction with this conference call, the Company has also posted on its website certain financial information related to its second quarter results.

About Aeroflex
Aeroflex Incorporated is a global provider of high technology solutions to the aerospace, defense and broadband communications markets. The Company’s diverse technologies allow it to design, develop, manufacture and market a broad range of test, measurement and microelectronic products. The Company’s common stock trades on the Nasdaq National Market System under the symbol ARXX and is included in the S&P SmallCap 600 index. Additional information concerning Aeroflex Incorporated can be found on the Company’s Web site: www.aeroflex.com.

All statements other than statements of historical fact included in this press release regarding Aeroflex’s financial position, business outlook, business strategy and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex’s management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, competitive factors and pricing pressures, the integration of acquired businesses, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization difficulties, general economic conditions, and other risk factors disclosed in Aeroflex’s most recently filed Form 10-K. Such statements reflect the current views of management with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Aeroflex’s financial condition, results of operations, growth strategy and liquidity. Aeroflex does not undertake any obligation to update such forward-looking statements.

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency to supplemental information used by management in its financial and operational decision-making. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Reconciliation of Reported GAAP Results to Pro Forma Net Income, presented in this release.

AEROFLEX INCORPORATED
AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	December 31,	June 30,
	2006	2006

ASSETS
Current assets:
Cash and cash equivalents	$14,923	$10,387
Marketable securities	-	28,332
Accounts receivable, less allowance for
doubtful accounts	118,120	120,296
Inventories	146,528	133,420
Deferred income taxes	24,948	24,732
Prepaid expenses and other current assets	13,823	11,187
Total current assets	318,342	328,354

Property, plant and equipment, net	79,051	77,940
Other assets	16,350	14,276
Intangible assets with definite lives, net	49,479	54,215
Goodwill	177,594	163,237
Total assets	$640,816	$638,022

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$607	$607
Accounts payable	30,237	37,832
Advance payments by customers	22,190	21,128
Income taxes payable	3,144	9,162
Accrued payroll expenses	16,893	17,440
Accrued expenses and other current liabilities	38,007	33,046
Total current liabilities	111,078	119,215

Long-term debt	3,397	3,558
Deferred income taxes	2,644	4,631
Other long-term liabilities	23,656	22,948
Total liabilities	140,775	150,352

Stockholders' equity:
Preferred Stock, par value $.10 per share;
authorized 1,000 shares:
Series A Junior Participating Preferred
Stock, par value $.10 per share,
authorized 110 shares; none issued	-	-
Common Stock, par value $.10 per share;
authorized 110,000 shares; issued and outstanding
73,628 and 75,270 shares	7,363	7,527
Additional paid-in capital	370,476	384,870
Accumulated other comprehensive income	24,058	13,468
Retained earnings	98,144	81,805
Total stockholders' equity	500,041	487,670
Total liabilities and stockholders' equity	$640,816	$638,022

AEROFLEX INCORPORATED
AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share data)

	For the Quarter Ended
	12/31/06	12/31/06	12/31/05	12/31/05
	(GAAP)	(Pro forma)	(GAAP)	(Pro forma)

Net sales	$145,314	$145,314	$135,156	$135,156
Cost of sales	76,769	76,689	70,602	70,529
Gross profit	68,545	68,625	64,554	64,627
Selling, general and administrative
expenses	32,750	31,889	30,556	29,297
Research and development costs	18,444	18,371	18,290	18,180
Amortization of acquired intangibles	3,188	-	3,433	-
Operating income	14,163	18,365	12,275	17,150
Interest and other income
(expense), net	(240)	(240)	514	514

Income before income taxes	13,923	18,125	12,789	17,664
Provision for income taxes	4,743	6,165	5,015	6,965
Net income	$9,180	$11,960	$7,774	$10,699

Net income per common share:
Basic	$0.12	$0.16	$0.10	$0.14
Diluted	$0.12	$0.16	$0.10	$0.14

Weighted average number of shares
outstanding - Basic	73,689	73,689	74,875	74,875
- Diluted	75,441	75,441	75,990	75,990

AEROFLEX INCORPORATED
AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share data)

	For the Six Months Ended
	12/31/06	12/31/06	12/31/05	12/31/05
	(GAAP)	(Pro forma)	(GAAP)	(Pro forma)

Net sales	$282,149	$282,149	$260,804	$260,804
Cost of sales	149,850	149,707	137,324	136,084
Gross profit	132,299	132,442	123,480	124,720
Selling, general and administrative
costs	64,150	62,382	60,808	57,721
Research and development costs	36,192	36,049	36,254	36,035
Amortization of acquired intangibles	6,425	-	6,889	-
Operating income	25,532	34,011	19,529	30,964
Interest and other income
(expense), net	(422)	(422)	445	445
Income before income taxes	25,110	33,589	19,974	31,409
Provision for income taxes	8,771	11,733	7,672	12,049
Net income	$16,339	$21,856	$12,302	$19,360

Net income per common share:
Basic	$0.22	$0.29	$0.16	$0.26
Diluted	$0.22	$0.29	$0.16	$0.26

Weighted average number of shares
Outstanding - Basic	74,212	74,212	74,816	74,816
- Diluted	75,713	75,713	75,845	75,845

AEROFLEX INCORPORATED
AND SUBSIDIARIES
RECONCILIATION OF REPORTED GAAP RESULTS TO PRO FORMA
NET INCOME (Unaudited)
(In thousands, except per share data)

	For the Quarter Ended		For the Six Months Ended
	12/31/06	12/31/05	12/31/06	12/31/05

GAAP net income	$9,180	$7,774	$16,339	$12,302

Pro forma adjustments:
Add back:
Share based compensation	1,014	1,442	1,954	3,458
Amortization of acquired
intangible assets	3,188	3,433	6,425	6,889
Acquisition related inventory adjustment	-	-	-	1,088
Restructuring costs	-	-	100	-
Income tax benefit	(1,422)	(1,950)	(2,962)	(4,377)
Total pro forma adjustments	2,780	2,925	5,517	7,058

Pro forma net income	$11,960	$10,699	$21,856	$19,360

Net income per common share:
Basic

GAAP net income	$0.12	$0.10	$0.22	$0.16
Pro forma adjustments, net of tax	0.04	0.04	0.07	0.10

Pro forma net income	$0.16	$0.14	$0.29	$0.26

Diluted

GAAP net income	$0.12	$0.10	$0.22	$0.16
Pro forma adjustments, net of tax	0.04	0.04	0.07	0.10

Pro forma net income	$0.16	$0.14	$0.29	$0.26

Weighted average number of shares
outstanding - Basic	73,689	74,875	74,212	74,816
- Diluted	75,441	75,990	75,713	75,845